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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-QSB (continued)

                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS



                                                        Three Months Ended                   Six Months Ended
                                                             June 30,                           June 30,
                                                       2000              1999             2000              1999
                                                       -----             -----            -----             -----
                                                                  (in thousands, except per share data)
BASIC

Income Before Cumulative Effect
   of Accounting Change                                 $383             $294              $778              $556
/ Weighted Average Shares                              2,603            2,660             2,602             2,658
                                                       -----            -----             -----             -----
   Per Share                                            0.15             0.11              0.30              0.21

Cumulative Effect of Accounting Change                  ----             ----              ----               (57)
/ Weighted Average Shares                              2,603            2,660             2,602             2,658
                                                       -----            -----             -----             -----
   Per Share                                          $ ----           $ ----            $ ----            ($0.02)
                                                       -----            -----             -----             -----
Basic Earnings (Loss) Per Share                        $0.15            $0.11             $0.30             $0.19
                                                       =====            =====             =====             =====

DILUTED

Income Before Cumulative Effect
   of Accounting Change                                 $383             $294              $778              $556
/ Weighted Average Shares                              2,603            2,666             2,602             2,665
                                                       -----            -----             -----             -----
   Per Share                                            0.15             0.11              0.30              0.21

Cumulative Effect of Accounting Change                  ----             ----              ----               (57)
/ Weighted Average Shares                              2,603            2,666             2,602             2,665
                                                       -----            -----             -----             -----
   Per Share                                          $ ----           $ ----            $ ----            ($0.02)
                                                       -----            -----             -----             -----
Diluted Earnings (Loss) Per Share                      $0.15            $0.11             $0.30             $0.19
                                                       =====            =====             =====             =====


Notes:
   - Weighted average shares outstanding have been adjusted to reflect the 10% stock dividends in 2000 and 1999.

   - Where applicable, diluted share computations include the effects of outstanding stock options.






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